UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

______________________________

WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

JULY 13, 2018

EMPIRE PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-16653	73-1238709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2651 E. 21st Street, Suite 310, Tulsa Oklahoma	74114
(Address of principal executive offices)	(Zip Code)

(539) 444-8002
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐⁭  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐⁭  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐⁭  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐⁭  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement

Empire Louisiana LLC, a Delaware limited liability company d/b/a Empire Louisiana LLC of Delaware ("Empire Louisiana"), is a wholly owned subsidiary of Empire Petroleum Corporation (the "Corporation").  Empire Louisiana entered into a purchase and sale agreement with Exodus Energy, Inc. ("Exodus") dated as of July 12, 2018 (the "Purchase Agreement"), which was executed and delivered by the parties on July 13, 2018.  Pursuant to the Purchase Agreement, Empire Louisiana agreed to purchase certain oil and gas properties and assets in Louisiana from Exodus for a purchase price of $950,000.  Also pursuant to the Purchase Agreement, the closing is to occur on or before August 31, 2018 and the effective date of the transaction will be August 1, 2018.

The oil and gas properties subject to the Purchase Agreement include 1,500 gross developed and undeveloped acres and 8 wells currently producing approximately 135 barrels of oil equivalent (BOE) per day.  Empire Louisiana's working interests in the wells will range from 50% to 86%.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the full terms and conditions of such agreement, a copy of which is included as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

2.1	Purchase and Sale Agreement dated as of July 12, 2018, by and between Exodus Energy, Inc. and Empire Louisiana LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION

Date: July 13, 2018	By:	/s/ Michael R. Morrisett
Michael R. Morrisett
President